UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

 Date of report (Date of earliest event reported):  December 9, 2004

NATIONAL BEEF PACKING COMPANY, LLC
(Exact Name of Registrant As Specified in Its Charter)

Delaware	333-111407	48-1129505
(State of incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

12200 North Ambassador Drive, Kansas City, MO 64163
(Address of Principal Executive Office and Zip Code)

Registrant's telephone number, including area code:  (800)449-2333

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

    As of December 9, 2004, National Beef Packing Company, LLC ("NBP") entered into an additional aircraft lease agreement under which a business jet aircraft is leased from John R. Miller Enterprises, L.L.C., a Utah limited liability company of which John R. Miller, our Chief Executive Officer, is the beneficial owner. The term of the lease is 72 months. This aircraft replaces the aircraft leased from John R. Miller Enterprises, L.L.C. in March 2001.  See "Item 13. Certain Relationships and Related Transactions" in NBP's Form 10-K for the year ended August 28, 2004 filed with the Securities and Exchange Commission.  The base monthly lease payments will range from $35,400 in the first year of the lease to $45,380 in the fourth year of the lease and thereafter, and are adjusted quarterly based on the change in the three month LIBOR interest rate.  NBP will also fund an engine reserve account, used to finance overhauls on the aircraft's engines, based on its proportionate usage of the aircraft.  NBP believes that the terms of this aircraft lease are at least as favorable to NBP as it could have obtained from unaffiliated third parties.

The agreement is set forth in Exhibit 10.1 attached hereto and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(c)     Exhibits.  The following exhibit is furnished pursuant to Item 1.01.

10.1        Aircraft Lease dated as of December 9, 2004 by and among John R. Miller Enterprises, L.L.C. and National Beef Packing Company, LLC.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Beef Packing Company, LLC

Date:  December 9, 2004

By: /s/ Jay D. Nielsen
Jay D. Nielsen
Chief Financial Officer